                                                                    EXHIBIT 10.1

         AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT

This Amendment dated as of November 23, 1999 by and among Summa Industries, a Delaware corporation ("Borrower"), Comerica Bank-California, a California corporation, as agent for the lenders from time to time ("Agent") and the various financial institutions that are (or may hereafter become) parties hereto as Lenders (each a "Lender" and collectively the "Lenders").

                                R E C I T A L S:

A. Borrower, Agent and the Lenders entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 5, 1999, as previously amended as of April 21, 1999 ("Agreement").

B.   The parties desire to amend the Agreement as set forth below.

The parties agree as follows:

1.   The following definitions are added to SECTION 1 of the Agreement:

"`ACQUISITION ADVANCE' MEANS THE BORROWING OF THE ACQUISITION LOAN REQUESTED BY BORROWER AND MADE BY LENDERS UNDER SECTION 2.10."

"`ACQUISITION COMMITMENT LIMIT' HAS THE MEANING SET FORTH IN SECTION 2.10."

"`ACQUISITION LOAN' HAS THE MEANING SET FORTH IN SECTION 2.10."

"`ACQUISITION NOTE' AND `ACQUISITION NOTES' HAVE THE MEANINGS SET FORTH IN
SECTION 2.10."

"`COMMITMENT' MEANS THE AGGREGATE COMMITMENT OF THE LENDERS TO MAKE ADVANCES OF THE REVOLVING LOAN TO BORROWER UNDER SECTION 2.1 AND TO MAKE ADVANCES OF THE ACQUISITION LOAN TO BORROWER UNDER SECTION 2.10."

"`PERMITTED ACQUISITION" MEANS ANY ACQUISITION BY BORROWER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF ANOTHER PERSON, OR OF A DIVISION OR LINE OF BUSINESS OF ANOTHER PERSON, OR SHARES OF STOCK OR OTHER OWNERSHIP INTERESTS OF ANOTHER PERSON, WHICH IS CONDUCTED IN ACCORDANCE WITH THE FOLLOWING
REQUIREMENTS:

(a) SUCH ACQUISITION IS OF A BUSINESS OR PERSON ENGAGED IN A LINE OF BUSINESS WHICH IS COMPATIBLE WITH, OR COMPLEMENTARY TO, THE BUSINESS OF BORROWER;

(b) BOTH IMMEDIATELY BEFORE AND AFTER SUCH ACQUISITION NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING;

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

(c) THE BOARD OF DIRECTORS (OR OTHER PERSON(S) EXERCISING SIMILAR FUNCTIONS) OF THE SELLER OF THE ASSETS OR ISSUER OF THE SHARES OF STOCK OR OTHER OWNERSHIP INTERESTS BEING ACQUIRED SHALL NOT HAVE DISAPPROVED SUCH TRANSACTION OR RECOMMENDED THAT SUCH TRANSACTION BE DISAPPROVED;

(d) IF THE SUM OF (i) THE PURCHASE PRICE OF SUCH PROPOSED NEW ACQUISITION, COMPUTED ON THE BASIS OF TOTAL ACQUISITION CONSIDERATION PAID OR INCURRED, OR TO BE PAID OR INCURRED, BY BORROWER WITH RESPECT THERETO, INCLUDING THE AMOUNT OF DEBT ASSUMED OR TO WHICH SUCH ASSETS, BUSINESSES OR BUSINESS OR OWNERSHIP INTERESTS OR SHARES, OR ANY PERSON SO ACQUIRED, IS SUBJECT, BUT EXCLUDING THE VALUE OF ANY COMMON SHARES TRANSFERRED AS A PART OF SUCH ACQUISITION, PLUS (ii) THE AGGREGATE PURCHASE PRICE OF ALL OTHER PERMITTED ACQUISITIONS MADE DURING THE TWELVE (12) MONTH PERIOD ENDING ON THE EFFECTIVE DATE OF THE PROPOSED ACQUISITION, PLUS (iii) THE AMOUNT OF PAYMENTS TO BE MADE UNDER NON-COMPETE AGREEMENTS ENTERED INTO IN CONNECTION WITH SUCH ACQUISITION, ("PURCHASE PRICE") IS GREATER THAN SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS $7,500,000, (x) BORROWER SHALL HAVE DELIVERED TO THE AGENT AND THE LENDERS NOT LESS THAN FIFTEEN
(15) NOR MORE THAN NINETY (90) DAYS PRIOR TO THE DATE OF SUCH ACQUISITION, NOTICE OF SUCH ACQUISITION TOGETHER WITH PRO FORMA PROJECTED FINANCIAL INFORMATION; (y) LENDERS SHALL HAVE HAD SUFFICIENT OPPORTUNITY TO CONDUCT AUDITS AND APPRAISALS OF THE TARGET CORPORATION (INCLUDING WITHOUT LIMIT ACCOUNT RECEIVABLE AUDITS, INVENTORY AUDITS AND APPRAISALS OF BORROWER'S MACHINERY, EQUIPMENT AND REAL ESTATE) AND ARE SATISFIED WITH THE RESULTS THEREOF; AND (z) THE ACQUISITION SHALL HAVE BEEN APPROVED IN WRITING BY THE REQUIRED LENDERS PRIOR TO ITS CONSUMMATION (WHICH APPROVAL SHALL BE GIVEN OR DENIED WITHIN THIRTY DAYS OF RECEIPT BY THE AGENT AND THE LENDERS OF THE INFORMATION REFERRED TO IN CLAUSE (x) ABOVE); AND

(e) IF AFTER GIVING EFFECT TO SUCH ACQUISITION, BORROWER'S RATIO OF FUNDED DEBT TO EBITDA WOULD BE EQUAL TO OR GREATER THAN 3.0:1, THE ACQUISITION SHALL HAVE BEEN APPROVED IN WRITING BY THE REQUIRED LENDERS PRIOR TO ITS CONSUMMATION (WHICH APPROVAL SHALL BE GIVEN OR DENIED WITHIN THIRTY DAYS OF RECEIPT BY THE AGENT AND THE LENDERS OF THE INFORMATION REFERRED TO IN CLAUSES (b) AND (c) ABOVE); AND

(f) THE GOODWILL CREATED BY THE ACQUISITION SHALL NOT EXCEED SIXTY PERCENT (60%) OF THE PURCHASE PRICE."

"'PRO FORMA PROJECTED FINANCIAL INFORMATION' MEANS AS TO ANY PROPOSED ACQUISITION, A STATEMENT EXECUTED BY THE CHIEF FINANCIAL OFFICER OF BORROWER (SUPPORTED BY REASONABLE DETAIL) SETTING FORTH THE TOTAL CONSIDERATION TO BE PAID OR INCURRED IN CONNECTION WITH THE PROPOSED ACQUISITION AND, PRO FORMA COMBINED PROJECTED FINANCIAL INFORMATION FOR BORROWER AND ITS CONSOLIDATED SUBSIDIARIES AND THE ACQUISITION TARGET (IF APPLICABLE), CONSISTING OF (a) PROJECTED BALANCE SHEETS AS OF THE PROPOSED EFFECTIVE DATE OF THE ACQUISITION OR THE CLOSING DATE AND AS OF THE END OF AT LEAST THE NEXT SUCCEEDING THREE (3) FISCAL YEARS OF BORROWER FOLLOWING THE ACQUISITION, (b) PROJECTED STATEMENTS OF INCOME FOR EACH OF THOSE YEARS, INCLUDING SUFFICIENT DETAIL TO PERMIT CALCULATION OF THE AMOUNTS AND THE RATIOS DESCRIBED IN SECTION 7.15 HEREOF, AS PROJECTED AS OF THE EFFECTIVE DATE OF THE ACQUISITION AND FOR THOSE FISCAL YEARS AND (c) COPIES OF FINANCIAL STATEMENTS OF THE ACQUISITION TARGET FOR THE THREE
(3) IMMEDIATELY PRECEDING FISCAL YEARS

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AUDITED WITH UNQUALIFIED OPINIONS OR REVIEWED BY INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS SATISFACTORY TO THE REQUIRED LENDERS, AND ACCOMPANIED BY (i) A STATEMENT SETTING FORTH A CALCULATION OF THE RATIOS AND AMOUNTS SO DESCRIBED,
(ii) A STATEMENT IN REASONABLE DETAIL SPECIFYING ALL MATERIAL ASSUMPTIONS UNDERLYING THE PROJECTIONS AND (iii) SUCH OTHER INFORMATION AS ANY LENDER SHALL REASONABLY REQUEST."

"'QUICK RATIO' MEANS AS OF ANY DATE OF DETERMINATION A RATIO, THE NUMERATOR OF WHICH IS THE SUM OF COMPANY'S AND ITS CONSOLIDATED SUBSIDIARIES' CASH, CASH EQUIVALENTS AND ACCOUNTS AS OF SUCH DATE AND THE DENOMINATOR OF WHICH IS CONSOLIDATED CURRENT LIABILITIES AS OF SUCH DATE."

"'REVOLVING ADVANCE' MEANS A BORROWING OF THE REVOLVING LOAN REQUESTED BY BORROWER AND MADE BY LENDERS UNDER SECTION 2.1."

"'REVOLVING COMMITMENT' MEANS THE AGGREGATE COMMITMENT OF THE LENDERS TO MAKE ADVANCES OF THE REVOLVING LOAN TO BORROWER UNDER SECTION 2.1."

"'TERM LOAN C' HAS THE MEANING SET FORTH IN SECTION 2.9."

"'TERM NOTE C' AND `TERM NOTES C' SHALL HAVE THE MEANINGS SET FORTH IN
SECTION 2.9."

2. The definitions of "Advance", "Applicable Base Rate Margin," "Applicable LIBOR Margin", "Available Amount," "Letter of Credit Maximum Amount", "Loans", "Required Lenders", "Revolving Maturity Date", "Swing Line Commitment", and "Term Loan" set forth in SECTION 1 of the Agreement are amended to read as follows:

"'ADVANCE' MEANS A REVOLVING ADVANCE OR AN ACQUISITION ADVANCE."

"'APPLICABLE BASE RATE MARGIN' MEANS

(a) FROM THE DATE HEREOF UNTIL THE PRICING MATRIX COMMENCEMENT DATE, (i) WITH RESPECT TO THE REVOLVING LOAN, THREE EIGHTHS OF ONE PERCENT (.375%) AND
(ii) WITH RESPECT TO TERM LOAN C AND THE ACQUISITION LOAN, FIVE EIGHTHS OF ONE PERCENT (.625%) AND

(b) ON THE PRICING MATRIX COMMENCEMENT DATE AND THEREAFTER, THE APPLICABLE PERCENTAGE FOR EACH LOAN SET FORTH BELOW BENEATH SUCH LOAN BASED UPON BORROWER'S RATIO OF SENIOR DEBT TO EBITDA FOR THE MOST RECENTLY ENDED PERIOD OF FOUR CONSECUTIVE FISCAL QUARTERS (TAKING INTO ACCOUNT ACTUAL FINANCIAL RESULTS OF EACH CONSOLIDATED SUBSIDIARY OF BORROWER FOR SUCH ENTIRE FOUR QUARTER PERIOD NOTWITHSTANDING THAT SUCH SUBSIDIARY MAY HAVE BEEN ACQUIRED DURING SUCH FOUR QUARTER PERIOD, PROVIDED THAT AGENT SHALL HAVE RECEIVED AUDITED FINANCIAL STATEMENTS WITH UNQUALIFIED OPINIONS OR FINANCIAL STATEMENTS REVIEWED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SATISFACTORY TO THE REQUIRED LENDERS FOR SUCH SUBSIDIARIES FOR SUCH MEASURING PERIOD) AS SET FORTH IN THE MOST RECENT OFFICER'S CERTIFICATE OF BORROWER FURNISHED PURSUANT TO SECTION 7.1(c):

                              APPLICABLE BASE RATE MARGIN

SENIOR DEBT/EBITDA RATIO           REVOLVING LOAN          TERM LOAN C            ACQUISITION LOAN
------------------------           --------------          -----------            ----------------
< 2.0                              0%                      .250%                  .250%

> = 2.0 AND < 2.5                  .125%                   .375%                  .375%


> = 2.5 AND < 3.0                  .375%                   .625%                  .625%


> = 3.0                            .625%                   .875%                  .875%"

"'APPLICABLE LIBOR MARGIN' means:

(a) FROM THE DATE HEREOF UNTIL THE PRICING MATRIX COMMENCEMENT DATE, (i) WITH RESPECT TO THE REVOLVING LOAN, TWO AND THREE EIGHTHS PERCENT (2.375%) AND (iii) WITH RESPECT TO TERM LOAN C AND THE ACQUISITION LOAN, TWO AND FIVE EIGHTHS PERCENT (2.625%) AND

(b) ON THE PRICING MATRIX COMMENCEMENT DATE AND THEREAFTER, WITH RESPECT TO ANY LOAN, THE APPLICABLE PERCENTAGE SET FORTH BELOW BENEATH SUCH LOAN BASED UPON BORROWER'S RATIO OF SENIOR DEBT TO EBITDA FOR THE MOST RECENTLY ENDED PERIOD OF FOUR CONSECUTIVE FISCAL QUARTERS (TAKING INTO ACCOUNT ACTUAL FINANCIAL RESULTS OF EACH CONSOLIDATED SUBSIDIARY OF BORROWER FOR SUCH ENTIRE FOUR QUARTER PERIOD NOTWITHSTANDING THAT SUCH SUBSIDIARY MAY HAVE BEEN ACQUIRED DURING SUCH FOUR QUARTER PERIOD, PROVIDED THAT AGENT SHALL HAVE RECEIVED AUDITED FINANCIAL STATEMENTS WITH UNQUALIFIED OPINIONS OR FINANCIAL STATEMENTS REVIEWED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SATISFACTORY TO THE REQUIRED LENDERS FOR SUCH SUBSIDIARIES FOR SUCH MEASURING PERIOD) AS SET FORTH IN THE MOST RECENT OFFICER'S CERTIFICATE OF BORROWER FURNISHED PURSUANT TO SECTION 7.1(c):

                        APPLICABLE LIBOR MARGIN

SENIOR DEBT/EBITDA RATIO                REVOLVING LOAN         TERM LOAN C       ACQUISITION LOAN
------------------------                --------------         -----------       ----------------
< 1.5                                   1.625%                 1.875%            1.875%

> = 1.5 AND < 2.0                       1.875%                 2.125%            2.125%

> = 2.0 AND < 2.5                       2.125%                 2.375%            2.375%

> = 2.5 AND < 3.0                       2.375%                 2.625%            2.625%


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

> = 3.0                                 2.625%                 2.875%            2.875%"


"'AVAILABLE AMOUNT' MEANS AS OF ANY DATE THE REVOLVING COMMITMENT LIMIT AS OF SUCH DATE."

"'LETTER OF CREDIT MAXIMUM AMOUNT' MEANS FIVE MILLION DOLLARS ($5,000,000)."

"'REQUIRED LENDERS' MEANS, AS OF ANY DATE OF DETERMINATION (a) SO LONG AS THE REVOLVING COMMITMENT LIMIT IS OUTSTANDING HEREUNDER, LENDERS HOLDING NOT LESS THAN 66-2/3% OF THE AGGREGATE PRINCIPAL AMOUNT OF (i) THE REVOLVING COMMITMENT LIMIT, PLUS (ii) THE ACQUISITION COMMITMENT LIMIT, PLUS (iii) THE OBLIGATIONS THEN OUTSTANDING UNDER TERM LOAN C AND (b) IF THE REVOLVING COMMITMENT LIMIT AND THE ACQUISITION COMMITMENT LIMIT HAVE BEEN TERMINATED, THE LENDERS HOLDING NOT LESS THAN 66-2/3% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OBLIGATIONS THEN OUTSTANDING HEREUNDER; PROVIDED HOWEVER, THAT FOR PURPOSES OF DETERMINING REQUIRED LENDERS HEREUNDER, OBLIGATIONS OUTSTANDING UNDER ANY LETTER OF CREDIT SHALL BE ALLOCATED AMONG THE LENDERS BASED ON THEIR RESPECTIVE PERCENTAGES OF THE REVOLVING COMMITMENT."

"'REVOLVING MATURITY DATE' MEANS THE EARLIER OF (i) DECEMBER 31, 2002 AND (ii) THE DATE ON WHICH THE REVOLVING COMMITMENT IS TERMINATED PURSUANT TO SECTION 8.2."

"'SWING LINE COMMITMENT' MEANS THREE MILLION DOLLARS ($3,000,000) SUBJECT TO TERMINATION PURSUANT TO SECTION 8.2."

"'TERM LOANS' MEANS TERM LOAN A, TERM LOAN B AND TERM LOAN C."

"'LOAN' MEANS EACH OF THE REVOLVING LOAN, TERM LOAN A, TERM LOAN B, TERM LOAN C AND THE ACQUISITION LOAN, OR ANY PORTION THEREOF. `LOANS' MEANS ALL OF SUCH LOANS COLLECTIVELY."

3. The term "Facilities", wherever used in the Agreement, means the Revolving Loan, the Acquisition Loan, Term Loan A, Term Loan B or Term Loan C and "Facility" means any of them.

4.   SECTION 2.1 of the Agreement is amended to read as follows:

"2.1 REVOLVING LOAN LENDERS AGREE TO MAKE AVAILABLE TO BORROWER, IN AN AMOUNT NOT TO EXCEED EACH SUCH LENDER'S PERCENTAGE OF THE REVOLVING LOAN, A REVOLVING LINE OF CREDIT (THE `REVOLVING LOAN') IN THE MAXIMUM PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME OF TWENTY FIVE MILLION DOLLARS ($25,000,000) (THE `REVOLVING COMMITMENT LIMIT') WHICH REVOLVING LOAN SHALL BE EVIDENCED BY ONE OR MORE REVOLVING NOTES, EACH SUBSTANTIALLY IN THE FORM OF EXHIBIT A ANNEXED HERETO (EACH A `REVOLVING NOTE' AND COLLECTIVELY THE `REVOLVING NOTES'). EACH REVOLVING NOTE SHALL BE REGISTERED IN THE NAME OF A LENDER AND SHALL HAVE A MAXIMUM PRINCIPAL AMOUNT EQUAL TO SUCH LENDER'S PERCENTAGE OF THE REVOLVING COMMITMENT. THE REVOLVING LOAN SHALL MATURE AND BE PAYABLE IN FULL ON THE REVOLVING MATURITY DATE. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, SECTION 3.7, BORROWER MAY FROM TIME TO TIME REPAY ALL

OR A PORTION OF THE AMOUNTS OUTSTANDING UNDER THE REVOLVING LOAN (TOGETHER WITH ACCRUED INTEREST TO THE DATE OF REPAYMENT ON THE PRINCIPAL AMOUNT SO REPAID), WHICH AMOUNTS MAY BE REBORROWED (SUBJECT TO THE REVOLVING COMMITMENT LIMIT AND THE AVAILABLE AMOUNT) SO LONG AS THE REVOLVING COMMITMENT OF THE LENDERS TO MAKE ADVANCES UNDER THE REVOLVING LOAN HAS NOT BEEN TERMINATED. IN NO EVENT SHALL THE SUM OF THE AGGREGATE OUTSTANDING ADVANCES PLUS THE OUTSTANDING LETTER OF CREDIT OBLIGATIONS EXCEED THE LESSER OF (i) THE REVOLVING COMMITMENT LIMIT OR (ii) THE AVAILABLE AMOUNT."

5.   SECTION 2.4(b) of the Agreement is amended to read as follows:

"(b) UNLESS AGENT SHALL HAVE BEEN NOTIFIED BY TELEPHONE, CONFIRMED IN WRITING, BY ANY LENDER BY 5:00 P.M., PACIFIC TIME, ON THE BUSINESS DAY PRIOR TO AN ADVANCE THAT SUCH LENDER WILL NOT MAKE AVAILABLE THE AMOUNT WHICH WOULD CONSTITUTE ITS PERCENTAGE OF SUCH ADVANCE ON THE DATE SPECIFIED THEREFORE, AGENT MAY ASSUME THAT SUCH LENDER HAS MADE SUCH AMOUNT AVAILABLE TO AGENT AND, IN RELIANCE UPON SUCH ASSUMPTION, MAKE AVAILABLE TO BORROWER A CORRESPONDING AMOUNT. IF AND TO THE EXTENT THAT SUCH LENDER SHALL NOT HAVE MADE SUCH AMOUNT AVAILABLE TO AGENT, SUCH LENDER AND BORROWER SEVERALLY AGREE TO REPAY AGENT FORTHWITH ON DEMAND SUCH CORRESPONDING AMOUNT TOGETHER WITH INTEREST THEREON FOR EACH DAY FROM THE DATE AGENT MADE SUCH AMOUNT AVAILABLE TO BORROWER TO THE DATE SUCH AMOUNT IS REPAID TO AGENT, AT THE INTEREST RATE APPLICABLE AT THE TIME TO THE PORTION OF THE REVOLVING LOAN OR ACQUISITION LOAN COMPRISING SUCH ADVANCE."

6.   SECTION 2.6(c) is added to the Agreement as follows:

"(c) ON THE DATE OF EACH ACQUISITION ADVANCE UNDER THE ACQUISITION LOAN, BORROWER SHALL PAY TO THE AGENT FOR DISTRIBUTION TO THE LENDERS, PRO RATA IN ACCORDANCE WITH THEIR PERCENTAGES, A NON-REFUNDABLE DRAW FEE (`DRAW FEE') EQUAL TO TWELVE AND ONE-HALF (12.5) BASIS POINTS OF THE AMOUNT OF SUCH ACQUISITION ADVANCE."

7. Each reference to the term "Advance" in SECTIONS 2.7 AND 2.8 of the Agreement shall mean Revolving Advances.

8. The reference to the term "Commitment" in Section 2.8(j) of the Agreement shall mean the Revolving Commitment.

9.   SECTION 2.9 is added to Agreement as follows:

"2.9 TERM LOAN C. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, LENDERS AGREE TO PROVIDE BORROWER ON THE DATE HEREOF WITH A TERM LOAN (`TERM LOAN C') IN THE PRINCIPAL AMOUNT OF EIGHTEEN MILLION TWELVE THOUSAND SEVEN HUNDRED SEVENTY SEVEN DOLLARS AND 14/100 DOLLARS ($18,012,777.14) WHICH TERM LOAN C SHALL BE EVIDENCED BY ONE OR MORE TERM NOTES EACH SUBSTANTIALLY IN THE FORM OF EXHIBIT `T' HERETO (EACH `TERM NOTE C' AND COLLECTIVELY `TERM NOTES C') PAYABLE TO EACH LENDER IN AN AMOUNT EQUAL TO EACH LENDER'S PERCENTAGE OF TERM LOAN C. IN NO EVENT MAY BORROWER RE-BORROW ANY PRINCIPAL PORTION OF TERM

LOAN C THAT HAS BEEN REPAID. THE PROCEEDS OF TERM LOAN C SHALL BE USED BY BORROWER TO REPAY IN FULL THE INDEBTEDNESS OUTSTANDING UNDER TERM LOAN A AND TERM LOAN B. THE PRINCIPAL OF TERM LOAN C SHALL BE PAYABLE AS PROVIDED IN
SECTION 3.3(g) AND INTEREST SHALL BE PAYABLE CONCURRENTLY WITH PRINCIPAL. AT ITS OPTION, BORROWER MAY FROM TIME TO TIME PREPAY ALL OR ANY PORTION OF THE OUTSTANDING PRINCIPAL OF TERM LOAN C, TOGETHER WITH ACCRUED INTEREST ON THE PRINCIPAL BEING SO REPAID AND ANY AMOUNT PAYABLE PURSUANT TO SECTION 3.7. BORROWER SHALL BE ENTITLED TO DESIGNATE THE SCHEDULED PRINCIPAL PAYMENTS TO WHICH ANY PARTIAL VOLUNTARY PREPAYMENT UNDER TERM LOAN C IS TO BE APPLIED; IN SUCH EVENT BORROWER SHALL PAY ACCRUED INTEREST ON THE OUTSTANDING PRINCIPAL OF TERM LOAN C ON THE PAYMENT DATE WHEN SUCH PREPAID PRINCIPAL AMOUNT WOULD OTHERWISE HAVE BEEN DUE."

10.  SECTION 2.10 is added to the Agreement as follows:

"2.10 ACQUISITION LOAN. LENDERS AGREE TO MAKE AVAILABLE TO BORROWER, IN AN AMOUNT NOT TO EXCEED EACH SUCH LENDER'S PERCENTAGE OF THE ACQUISITION LOAN, A NONREVOLVING LINE OF CREDIT (THE `ACQUISITION LOAN') IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED FIFTEEN MILLION DOLLARS ($15,000,000) (THE `ACQUISITION COMMITMENT LIMIT') WHICH ACQUISITION LOAN SHALL BE EVIDENCED BY ONE OR MORE NOTES, EACH SUBSTANTIALLY IN THE FORM OF EXHIBIT `U' HERETO (EACH AN `ACQUISITION NOTE' AND COLLECTIVELY THE `ACQUISITION NOTES'). EACH ACQUISITION NOTE SHALL BE REGISTERED IN THE NAME OF A LENDER IN AN AMOUNT EQUAL TO SUCH LENDER'S PERCENTAGE OF THE ACQUISITION COMMITMENT LIMIT. ACQUISITION ADVANCES SHALL BE AVAILABLE FROM THE DATE HEREOF THROUGH NOVEMBER 1, 2001. PRINCIPAL SHALL BE PAID AS PROVIDED IN SECTION 3.3(h). SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 3.7, BORROWER MAY FROM TIME TO TIME REPAY ALL OR PORTION OF THE AMOUNTS OUTSTANDING UNDER THE ACQUISITION LOAN (TOGETHER WITH ACCRUED INTEREST TO THE DATE OF REPAYMENT ON THE PRINCIPAL AMOUNT SO REPAID) PROVIDED, HOWEVER, THAT ANY SUCH AMOUNTS REPAID CANNOT BE REBORROWED. IN NO EVENT SHALL THE SUM OF THE AGGREGATE ACQUISITION ADVANCES EXCEED THE ACQUISITION COMMITMENT LIMIT. THE PROCEEDS OF ACQUISITION ADVANCES SHALL BE USED SOLELY TO FINANCE PERMITTED ACQUISITIONS."

11. The cash flow recapture covenant set forth is SECTION 3.3(e) of the Agreement is deleted and replaced by the following:

"(e) [RESERVED]."

12. The last sentence of SECTION 3.3(d) of the Agreement is amended to read as follows:

"ALL NET CASH PROCEEDS PAID TO AGENT AS HEREIN PROVIDED SHALL BE DISTRIBUTED TO THE LENDERS FOR APPLICATION FIRST TO REPAY THE INDEBTEDNESS OUTSTANDING UNDER TERM NOTES C, ON A PRO RATA BASIS, AND THEN TO THE PRINCIPAL INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION NOTES, ON A PRO RATA BASIS."

13.  SECTION 3.3(g) is added to the Agreement as follows:

"(g) THE PRINCIPAL OF TERM LOAN C SHALL BE PAYABLE IN FORTY-EIGHT (48) MONTHLY INSTALLMENTS OF THREE HUNDRED SEVENTY SEVEN THOUSAND ONE HUNDRED EIGHTY SIX AND 93/100 DOLLARS ($377,186.93) EACH COMMENCING ON NOVEMBER 1, 1999 AND THE FIRST BUSINESS DAY OF EACH MONTH THEREAFTER UNTIL NOVEMBER 1, 2003, WHEN TERM LOAN C SHALL MATURE AND BE PAYABLE IN FULL. INTEREST ON EACH TERM NOTE C SHALL BE REPAID IN ACCORDANCE WITH SECTION 3.2 OF THE AGREEMENT."

14.  SECTION 3.3(h) is added to the Agreement as follows:

"(h) EACH ACQUISITION ADVANCE SHALL BE REPAID IN SIXTY (60) MONTHLY PRINCIPAL INSTALLMENTS EACH EQUAL TO 1/60TH OF THE PRINCIPAL AMOUNT OF SUCH ACQUISITION ADVANCE, COMMENCING ON THE FIRST BUSINESS DAY OF THE FIRST MONTH IMMEDIATELY FOLLOWING THE DATE OF THE ACQUISITION ADVANCE AND ON THE FIRST BUSINESS DAY OF EACH MONTH THEREAFTER UNTIL THE DATE WHICH IS FIVE (5) YEARS AFTER THE DATE OF SUCH ACQUISITION ADVANCE WHEN SUCH ACQUISITION ADVANCE SHALL MATURE AND BE PAYABLE IN FULL. INTEREST ON EACH ACQUISITION ADVANCE SHALL BE REPAID IN ACCORDANCE WITH SECTION 3.2 OF THE AGREEMENT."

15.  SECTION 7.1(a) of the Agreement is amended to read as follows:

"(a) AS SOON AS AVAILABLE AND IN ANY EVENT WITHIN 30 DAYS AFTER THE END OF EACH MONTH, COPIES OF THE CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS OF BORROWER AND ITS SUBSIDIARIES AS OF THE END OF SUCH MONTH, AND OF THE RELATED CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS, EARNINGS AND CASH FLOWS FOR SUCH MONTH AND FOR THE PORTION OF THE FISCAL YEAR OF BORROWER ENDED WITH THE LAST DAY OF SUCH MONTH, ALL IN REASONABLE DETAIL AND STATING IN COMPARATIVE FORM
(i) THE CONSOLIDATED AND CONSOLIDATING FIGURES AS OF THE END OF AND FOR THE CORRESPONDING DATE AND PERIOD IN THE PREVIOUS FISCAL YEAR AND (ii) THE CORRESPONDING FIGURES FROM THE CONSOLIDATED BUDGET OF BORROWER AND ITS SUBSIDIARIES FOR SUCH PERIOD, ALL SUCH STATEMENTS BEING CERTIFIED BY THE CHIEF FINANCIAL OFFICER OF BORROWER;"

16.  SECTION 7.1(c) of the Agreement is amended to read as follows:

"(c) WITHIN 30 DAYS AFTER THE END OF EACH MONTH, AN OFFICER'S CERTIFICATE OF BORROWER (1) SETTING FORTH CALCULATIONS IN REASONABLE DETAIL DEMONSTRATING WHETHER OR NOT AS AT THE END OF SUCH MONTH BORROWER WAS IN COMPLIANCE WITH SECTIONS 7.7, 7.8 AND 7.15 OF THIS AGREEMENT AND (2) STATING THAT, BASED UPON SUCH EXAMINATION OR INVESTIGATION AND REVIEW OF THIS AGREEMENT AND OTHER LOAN DOCUMENTS AS IN THE OPINION OF THE SIGNER IS NECESSARY TO ENABLE THE SIGNER TO EXPRESS AN INFORMED OPINION WITH RESPECT THERETO, NO DEFAULT BY BORROWER AND ITS SUBSIDIARIES IN THE FULFILLMENT OF ANY OF THE TERMS, COVENANTS, PROVISIONS OR CONDITIONS OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXISTS OR HAS EXISTED DURING SUCH MONTH OR, IF SUCH A DEFAULT SHALL EXIST OR HAVE EXISTED, THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION BORROWER (OR THE APPLICABLE SUBSIDIARY) HAS TAKEN, IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO;"

17.  SECTION 7.11 of the Agreement is amended to read as follows:

"7.11 MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS; ACQUISITIONS. BORROWER WILL NOT, AND

WILL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, ENTER INTO ANY TRANSACTION OF MERGER OR CONSOLIDATION, OR LIQUIDATE, WIND UP OR DISSOLVE ITSELF (OR SUFFER ANY LIQUIDATION OR DISSOLUTION), OR CONVEY, SELL, LEASE, TRANSFER OR OTHERWISE DISPOSE OF, IN ONE TRANSACTION OR A SERIES OF TRANSACTIONS, ALL OR ANY PART OF ITS BUSINESS, PROPERTY OR FIXED ASSETS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, OR ACQUIRE BY PURCHASE OR OTHERWISE ALL OR SUBSTANTIALLY ALL OF THE BUSINESS, PROPERTY OR FIXED ASSETS OF, OR STOCK OR OTHER EVIDENCE OF BENEFICIAL INTEREST IN ANY PERSON, EXCEPT:

(a) BORROWER AND ITS SUBSIDIARIES MAY IN THE ORDINARY COURSE OF ITS BUSINESS SELL OR OTHERWISE DISPOSE OF INVENTORY;

(b) BORROWER AND ITS SUBSIDIARIES MAY SELL OR OTHERWISE DISPOSE OF, IN THE ORDINARY COURSE OF BUSINESS, (i) PROPERTY THAT IS WORN OUT OR OBSOLETE OR NO LONGER USED IN ITS BUSINESS, AND (ii) OTHER PROPERTY IN AN AMOUNT NOT TO EXCEED AN AGGREGATE FAIR MARKET VALUE OF $500,000 ON A CONSOLIDATED BASIS PER FISCAL YEAR;

(c) ANY SUBSIDIARY OF BORROWER MAY MERGE WITH BORROWER (PROVIDED THAT BORROWER IS THE SURVIVING ENTITY) OR ANY OTHER SUBSIDIARY OF BORROWER; AND

(d)  PERMITTED ACQUISITIONS."

18.  Section 7.14 of the Agreement is amended to read as follows:

"7.14 RESTRICTED PAYMENTS AND INVESTMENTS. BORROWER WILL NOT, AND WILL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, MAKE

(i) ANY RESTRICTED PAYMENT OTHER THAN (a) RESTRICTED PAYMENTS TO BORROWER AND
(b) THE PAYMENTS AND DISTRIBUTIONS DESCRIBED IN CLAUSES (a) AND (b) OF THE DEFINITION OF `RESTRICTED PAYMENTS', PROVIDED THAT IMMEDIATELY PRIOR TO AND AFTER GIVING EFFECT TO ANY SUCH PAYMENT OR DISTRIBUTION NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, OR

(ii) ANY INVESTMENT OTHER THAN PERMITTED INVESTMENTS AND THE LOANS TO BORROWER'S SUBSIDIARIES PERMITTED UNDER SECTION 7.7(d). THIS SECTION 7.14 SHALL NOT PROHIBIT BORROWER OR ANY SUBSIDIARY FROM OWNING THE CAPITAL STOCK OF THEIR RESPECTIVE SUBSIDIARIES; PROVIDED THAT NO INVESTMENTS MAY BE MADE IN EXCLUDED SUBSIDIARIES IN EXCESS OF THOSE INVESTMENTS EXISTING AS OF THE CLOSING DATE."

19.  SECTION 7.15(a) of the Agreement is amended to read as follows:

"(a) BORROWER WILL HAVE, AS OF THE LAST DAY OF EACH MONTH, A BOOK NET WORTH OF NOT LESS THAN THE FOLLOWING DURING THE PERIODS SET FORTH BELOW:

FROM AUGUST 31, 1999 THROUGH AUGUST 30, 2000         $34,000,000
FROM AUGUST 31, 2000 THROUGH AUGUST 30, 2001         $39,000,000
FROM AUGUST 31, 2001 THROUGH AUGUST 30, 2002         $44,000,000

FROM AUGUST 31, 2002 AND THEREAFTER                  $49,000,000"

20. The Total Liabilities to Book Net Worth ratio set forth in Section 7.15(b) of the Agreement is hereby deleted and replaced by the following:

"(b) [RESERVED.]"

21.  SECTION 7.15(c) of the Agreement is amended to read as follows:

"(c) BORROWER WILL HAVE, AS AT THE END OF EACH MONTH, A RATIO OF FUNDED DEBT TO EDITDA (TAKING INTO ACCOUNT ACTUAL FINANCIAL RESULTS OF EACH CONSOLIDATED SUBSIDIARY OF BORROWER FOR THE TWELVE MONTH PERIOD ENDING ON THE DATE OF DETERMINATION NOTWITHSTANDING THAT SUCH SUBSIDIARY MAY HAVE BEEN ACQUIRED DURING SUCH PERIOD, PROVIDED THAT AGENT SHALL HAVE RECEIVED AUDITED FINANCIAL STATEMENTS WITH UNQUALIFIED OPINIONS OR FINANCIAL STATEMENTS REVIEWED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SATISFACTORY TO THE REQUIRED LENDERS FOR SUCH SUBSIDIARIES FOR SUCH TWELVE MONTH PERIOD) OF NOT MORE THAT 3.5: 1."

22.  SECTION 7.15(d) of the Agreement is amended to read as follows:

"(d) BORROWER SHALL AT ALL TIMES HAVE A RATIO OF (x) CONSOLIDATED NET INCOME PLUS DEPRECIATION AND AMORTIZATION (TAKING INTO ACCOUNT ACTUAL FINANCIAL RESULTS OF EACH CONSOLIDATED SUBSIDIARY OF BORROWER FOR THE TWELVE MONTH PERIOD ENDING ON THE DATE OF DETERMINATION NOTWITHSTANDING THAT SUCH SUBSIDIARY MAY HAVE BEEN ACQUIRED DURING SUCH PERIOD, PROVIDED THAT AGENT SHALL HAVE RECEIVED AUDITED FINANCIAL STATEMENTS WITH UNQUALIFIED OPINIONS OR FINANCIAL STATEMENTS REVIEWED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS SATISFACTORY TO THE REQUIRED LENDERS FOR SUCH SUBSIDIARIES FOR SUCH TWELVE MONTH PERIOD) LESS DIVIDENDS PAID TO SHAREHOLDERS OF COMPANY FOR THE TWELVE MONTH PERIOD ENDING ON SUCH DATE TO (y) THE CURRENT PORTION OF LONG-TERM INDEBTEDNESS PLUS CAPITAL EXPENDITURES INCURRED BUT NOT FINANCED DURING THE APPLICABLE PERIOD OF MEASUREMENT OF NOT LESS THAN
1.5 TO 1.0, AS AT THE END OF EACH MONTH FOR THE PERIOD OF TWELVE CONSECUTIVE MONTHS THEN ENDED."

23. The Consolidated Current Assets to Consolidated Current Liabilities ratio set forth in SECTION 7.15(e) of the Agreement is deleted and replaced by the following::

"(e) BORROWER WILL HAVE, AS AT THE LAST DAY OF EACH MONTH, A QUICK RATIO OF NOT LESS THAN .45:1.0."

24.  SECTION 9.14 of the Agreement is amended to read as follows:

"9.14 APPLICATION OF PROCEEDS OF COLLATERAL. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, AFTER AN EVENT OF DEFAULT, THE PROCEEDS OF ANY COLLATERAL, TOGETHER WITH ANY OFFSETS, VOLUNTARY PAYMENTS BY BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR OTHERS AND ANY OTHER SUMS RECEIVED OR COLLECTED IN RESPECT OF THE INDEBTEDNESS, SHALL BE APPLIED, FIRST, TO THE ADVANCES OF THE REVOLVING LOAN, THE ACQUISITION LOAN, TERM LOAN C AND ANY REIMBURSEMENT OBLIGATIONS

ON A PRO RATA BASIS (OR IN SUCH ORDER AND MANNER AS DETERMINED BY
THE REQUIRED LENDERS; SUBJECT, HOWEVER, TO THE APPLICABLE PERCENTAGES OF THE LOANS HELD BY EACH OF THE LENDERS), NEXT, TO ANY OTHER INDEBTEDNESS ON A PRO RATA BASIS, AND THEN, IF THERE IS ANY EXCESS, TO BORROWER AND THE SUBSIDIARIES, AS THE CASE MAY BE. SUBJECT TO THE TERMS OF THIS SECTION 9.14, THE APPLICATION OF SUCH PROCEEDS AND OTHER SUMS TO THE ADVANCES OF THE REVOLVING CREDIT, THE ACQUISITION LOAN, TERM LOAN C AND THE REIMBURSEMENT OBLIGATIONS SHALL BE BASED ON EACH LENDER'S PERCENTAGE OF THE AGGREGATE OF THE LOANS."

25.  Section 10.2(g) of the Agreement is hereby deleted.

26.  SCHEDULES 6.4, 6.5(b), 6.6, 6.7(a), 6.8(a), 6.9, 6.10, 6.21, 6.22, 6.23,
6.31 and 7.19 of the Agreement are amended as annexed hereto. EXHIBIT A is amended and restated in the form annexed hereto. EXHIBITS T, U AND V are added to the Agreement in the form annexed hereto. SCHEDULE 1 of the Agreement is amended to read in the form of SCHEDULE 1 annexed hereto.

     27. Pursuant to this Amendment, the parties have modified the definition of "Available Amount" effectively deleting the requirement that the Revolving Loan be governed by the Borrowing Base. In the event at any time after the occurrence of an Event of Default or if after the date hereof Borrower=s Funded Debt to EDITDA ratio equals or exceeds 3.0 to 1 (as determined by reference to the financial statements furnished Agent and Lenders pursuant to
Section 7.1), the Required Lenders have the right to reinstate the Borrowing Base. Upon the written instruction of Required Lenders to Agent, the Agent shall give Borrower written notice of the Lenders' election to reinstate the Borrowing Base and effective on (but not until) the 20th day following delivery of written notice of such reinstatement by Agent to Borrower in the form of EXHIBIT V annexed hereto, the definition of "Available Amount" automatically shall be deemed amended to read as follows:

                  "'AVAILABLE AMOUNT' MEANS AS OF ANY DATE THE LESSER OF (i) THE BORROWING BASE AS OF SUCH DATE AND (ii) THE REVOLVING COMMITMENT LIMIT AS OF SUCH DATE."

Within 20 days of receipt of such written notice of reinstatement, Borrower shall furnish Agent, with copies for the Lenders, with a Borrowing Base Certificate as of the last Business Day of the immediately preceding month. Unless and until the Borrowing Base is reinstated pursuant to this paragraph, Borrower shall not be required to furnish Agent and the Lenders with the documents and information required under SECTION 7.1(e) (i) and (iii) of the Agreement, but Borrower shall continue to be required to furnish Agent and the Lenders on a quarterly basis with the other documents and information required under SECTION 7.1(e) (ii) AND (iv) of the Agreement.

         28. For purposes of calculating the financial covenants set forth in the Agreement, Borrower shall be permitted to take into account actual financial results of each consolidated Subsidiary of Borrower for the applicable measuring period notwithstanding that such Subsidiary may have been acquired during such measuring period, provided that Agent shall have received audited financial statements with unqualified opinions or financial statements reviewed by independent certified public accountants satisfactory to the Required Lenders for such measuring period.

         29. The above amendments shall be effective as of the date hereof upon issuance by Borrower of the Revolving Notes, Term Notes C and the Acquisition Notes (all in the form annexed hereto) and delivery by Borrower to Agent of all of the documents set forth on the closing agenda annexed hereto.

         30. Except as expressly modified hereby, all the terms of and conditions of the Agreement shall remain in full force and effect. A default under this Amendment shall constitute an Event of Default.

         31. Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower=s powers, have been duly authorized, are not in contravention of law or the terms of the Borrower=s Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreement, as applicable, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Borrower set forth in SECTIONS 6.1 THROUGH 6.4 AND 6.6 THROUGH
6.32 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Borrower set forth in SECTION
6.5 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Lenders by Borrowers in accordance with SECTION 7.1 of the Agreement; and
(d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         32. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK-CALIFORNIA,              SUMMA INDUSTRIES
as Agent

By: /s/ JASON LETENDRE                 By:  /s/ TRYGVE M. THORESEN
    -------------------------------        ---------------------------------

Its: Vice President                    Its: Vice President

REVOLVING/TERM/ACQUISITION LENDERS: COMERICA BANK- CALIFORNIA

                                            By:  /s/ JASON LETENDRE
                                                ------------------------------
                                            Its: Vice President


                                            MELLON BANK, N.A.


                                            By:  /s/ GARRY HANDELMAN
                                                ------------------------------
                                            Its: Vice President


SWINGLINE LENDER:                           COMERICA BANK- CALIFORNIA


                                            By:  /s/ JASON LETENDRE
                                                ------------------------------
                                            Its: Vice President

                                  SCHEDULE 1

                                  PERCENTAGES

                  COMERICA BANK                      66%

                  MELLON BANK                        34%